Exhibit 99.1

First Aviation Announces First Quarter Net Income

    WESTPORT, Conn.--(BUSINESS WIRE)--June 3, 2003--First Aviation Services Inc. (NASDAQ: FAVS), one of the premier suppliers of products and services to the aerospace industry worldwide, today announced profits for its first quarter, with income before cumulative effect of accounting change of $0.02 per share, compared to $0.01 per share in the prior year. Net income was $0.02 per share, compared to a net loss of $0.37 per share in the first quarter of the prior year, after the accounting change.

    Highlights are as follows:

    -- Net sales increased 2.4% to $25.6 million compared to $25.0 million in the prior year.

    -- Gross profit increased 4.3% to $4.9 million compared to $4.7 million in the prior year.

    -- Corporate expenses decreased 11.6% to $0.5 million compared to $0.6 million in the prior year.

    -- Income before income taxes increased 53.9% to $0.2 million compared to $0.1 million in the prior year.

    -- Net income increased to $0.1 million, compared to a loss of $2.7 million in the prior year. (Prior year results included a net charge of $2.7 million relating to the write off goodwill upon adoption of Financial Accounting Standards No. 142.)

    -- Cash on hand at April 30, 2003 increased from year-end to 27.1 million, or $3.73 per share, and book value increased from year-end to $36.4 million, or $5.01 per share.

    Michael Culver, President and CEO of First Aviation, said "We were pleased with first quarter results, which were in-line with our expectations. The industry still is facing many challenges that present the company with long term opportunities."
    First Aviation, located in Westport, Connecticut, and its principal operating subsidiary, Aerospace Products International Inc. ("API"), based in Memphis, Tennessee, is one of the premier suppliers of products and services worldwide to manufacturers and aircraft operators of some of the most widely used commercial and general aviation aircraft. In addition to its parts and components supply services, API is a leading provider of supply chain management and customized third party logistics services and technology solutions, including inventory management services. API also offers overhaul and repair services for brakes and starter/generators, and builds custom hose assemblies. With locations in the U.S., Canada and Asia Pacific, plus partners throughout the world, API continues to be one of the premier suppliers of aviation products, supply chain management services and technology solutions in the industry.
    The Company will host a conference call to discuss first quarter results during the week of June 9, 2003. A separate announcement will be issued for that purpose.
    More information about First Aviation can be found on the World Wide Web at http://www.favs.com and, http://www.apiparts.com.

    Forward-Looking Statements

    Certain statements discussed in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical facts, but rather reflect the Company's current expectations concerning future events and results. Such forward-looking statements, including those concerning the Company's expectations, involve known and unknown risks, uncertainties and other factors, some of which are beyond the Company's control, that may cause the Company's actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties and other important factors include, among others: the Company's ability to obtain parts and components from its principal suppliers on a timely basis; depressed domestic and international market and economic conditions; especially those currently facing the aviation industry as a whole; the impact of changes in fuel and other freight related costs; relationships with its customers; the ability of the Company's customers to meet their financial obligations to the Company; the ability to obtain and service supply chain management contracts; changes in regulations or accounting standards; the ability to consummate suitable acquisitions and expand; other items that are beyond the Company's control may cause actual results to differ from management's expectations; and other factors as are described in Item 7, (Management's Discussion and Analysis of Financial Condition and Results of Operations) in the Company's Annual Report on Form 10-K for the year ended January 31, 2003. In addition, specific consideration should be given to the various factors described in this release.


                     First Aviation Services Inc.
            Consolidated Condensed Statements of Operations
                 (in thousands, except share amounts)
                              (unaudited)

                                          Three months ended April 30,
                                                  2003       2002
                                               ----------- -----------

Net sales                                        $25,605    $24,998
Cost of sales                                     20,731     20,324
                                               ----------- -----------

Gross profit                                       4,874      4,674
Selling, general and administrative expenses       4,266      4,014
                                               ----------- -----------

Operating income before  corporate expenses          608        660
Corporate expenses                                   490        554
                                               ----------- -----------

Income from operations                               118        106
Net interest income and other                         89         32
Minority interest in subsidiary                      (10)       (10)
                                               ----------- -----------

Income before income taxes                           197        128
Provision for income taxes                           (77)       (50)
                                               ----------- -----------

Income before cumulative effect of accounting
 change                                              120         78
Cumulative effect of accounting change, net of
 benefit for income taxes of $922                      -     (2,735)
                                               ----------- -----------

Net income (loss)                                   $120    $(2,657)
                                               =========== ===========

Basic net income (loss) per share, and net income (loss) per share - assuming dilution:

     Income before cumulative effect of
      accounting change                            $0.02      $0.01
     Cumulative effect of accounting change            -      (0.38)
                                               ----------- -----------

Basic net income (loss) per share, and net
 income (loss) per share - assuming dilution       $0.02     $(0.37)
                                               =========== ===========

Weighted average shares outstanding - basic    7,251,355  7,204,107
                                               =========== ===========

Weighted average shares outstanding -
 assuming dilution                             7,258,903  7,230,763



                     First Aviation Services Inc.
                 Consolidated Condensed Balance Sheets
                 (in thousands, except share amounts)

                                                April 30,  January 31,
                                                  2003        2003
                                               -----------------------
                                               (unaudited)      *
Assets
Current assets:
      Cash and cash equivalents                   $27,095     $26,013
      Trade receivables, net of allowance for
       doubtful accounts of $1,767 and $1,656,
       respectively                                12,666      12,978
      Inventory, net of allowance for obsolete
       and slow moving inventory of $997,
       respectively                                20,323      20,617
      Prepaid expenses and other                    2,220       1,794
                                               ----------- -----------

Total current assets                               62,304      61,402

Plant and equipment, net                            3,434       3,639
                                               ----------- -----------

                                                  $65,738     $65,041
                                               =========== ===========

Liabilities and stockholders' equity
Current liabilities:
      Accounts payable                            $10,780     $10,324
      Accrued compensation and related
       expenses, and other accrued liabilities      1,883       2,073
      Income taxes payable                          1,136       1,009
                                               ----------- -----------

Total current liabilities                          13,799      13,406

      Revolving line of credit                     14,500      14,500
      Minority interest in subsidiary               1,041       1,041
                                               ----------- -----------

Total liabilities                                  29,340      28,947

Stockholders' equity:

      Common stock, $0.01 par value, 25,000,000
       shares authorized, 7,251,370 and
       7,250,710 shares outstanding,
       respectively                                    91          91
      Additional paid-in capital                   38,445      38,445
      Retained earnings                             7,663       7,543
     Accumulated other comprehensive income
      (loss)                                           84         (96)
                                               ----------- -----------

                                                   46,283      45,983
      Less:  Treasury stock, at cost               (9,885)     (9,889)
                                               ----------- -----------

Total stockholders' equity                         36,398      36,094
                                               ----------- -----------

Total liabilities and stockholders' equity        $65,738     $65,041
                                               =========== ===========

* Balances were derived from the audited balance sheet as of January
  31, 2003.

    CONTACT: First Aviation Services Inc.
             Michael D. Davidson, 203/291-3300
             Chief Financial Officer